UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2010

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

55 Water Street New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2010, GFI Group Inc. (the “Company”) and certain of its subsidiaries, entered into a fifth amendment (the “Fifth Amendment”) to its Credit Agreement, dated as of February 24, 2006 (as amended, the “Credit Agreement”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 28, 2006.  The Fifth Amendment was effective on April 12, 2010 and increased the aggregate amount that the Company may use to purchase shares of its Capital Stock (as defined in the Credit Agreement) and pay dividends without the consent of the Lenders in any fiscal year from $20 million to $50 million.  The Fifth Amendment also contained a consent and waiver from the Lenders that permits the Company to undertake a reorganization of certain of its subsidiaries as described in a schedule to the Fifth Amendment.

A copy of the Fifth Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Fifth Amendment to Credit Agreement, dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: April 14, 2010	By:	/s/ James A. Peers
	Name:	James A. Peers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated April 12, 2010.